POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that each Officer/Director whose signature appears below hereby constitutes and appoints Karen M. Henneberg and Gregory R. Barstead of Charter National Life Insurance Company, and each of them (with power to each of them to act alone), as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements on Form S-6, (File No. 33-3446), Form N-4, (File No. 33-16482) and Form N-4, (File No. 33-22925) filed under the Securities Act of 1933 and the Investment Company Act of 1940, and to file all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or a substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.


Signature               Date              Signature             Date


__________________________1/24/97         __________________________1/24/97
/S/ Henry H. Wulsin                       /S/ Mark Hornstein


__________________________1/24/97         __________________________1/24/97
/S/ Judith E. Baylinson                  /S/  Jeanne Underkofler